EXHIBIT 99.1

Corvus Gold Continues To Expand Main Zone With 42.7m @ 1.98 g/t Gold and 47.2m @ 1.47 g/t Gold at Mother Lode Deposit, Nevada

Highlights:

  ML20-132:  47.2m @ 1.43 g/t Au, including 29m @ 1.88 g/t Au (lost hole in CIZ)
  ML20-133:  42.7m @ 1.98 g/t Au including 38.1m @ 2.16 g/t Au (lost hole in CIZ in 18.3m @ 1.8 g/t Au)

VANCOUVER, British Columbia, April 15, 2020 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has received additional positive results from its ongoing Main Zone infill deposit expansion, Phase-4 drill program (Table 1) at the 100% owned Mother Lode project.  These results with hole ML20-132 (47m @ 1.43 g/t Au, including 29m @ 1.88 g/t Au) & ML20-133 (42.7m @1.98 g/t Au including 38.1m @ 2.16 g/t Au & 18.3m @ 1.8 g/t Au) successfully expand the Main deposit in unestimated parts of the 2018 mineral resource model in addition to extending the newly identified CIZ (Central Intrusive Zone) at depth (Figure 1).   RC (reverse circulation) drilling into and through the CIZ continues to be challenging but drilling to date has now confirmed the continuity of the CIZ over a strike length of ~600m and to a depth of 200 metres down dip.  In addition, a new diamond core hole recently completed through the CIZ with results pending has shown the zone is much wider than the single dike intercepted by the RC drilling but expands for at least 150 metres in width north of the historic pit.

Corvus has taken proactive actions to address the potential impacts of the Covid-19 outbreak on its personnel and projects that will enable the Company to continue work programs and advance its key 2020 initiatives with minimal disruption.  The Company began the year fully funded for the 2020 and 2021 work programs (~CAD $21M as of January 2020, 85% held in USD).  The Company’s project work continues on schedule and on budget with the implementation of the Corvus Covid-19 procedures and in full compliance with requirements enacted by the State of Nevada.

Hole ML20-132 (47m @ 1.43 g/t Au, including 29m @ 1.88 g/t Au, hole lost at the beginning of the CIZ, 3.1m @ 0.43 Au of oxide) was drilled to infill an area of the deposit between prior holes ML18-102 (NR19-03, Feb.21, 2019, 32m @ 2.1 g/t Au hole, ended before CIZ was reached) & ML17-012 (NR17-19, Dec 12, 2017, 29m @ 1.53 g/t Au, lost at the top of the CIZ).  The latest drilling has shown that mineralization in this area is thicker than the prior drilled surrounding holes and comparable in grade.  Infill holes are continuing to increase the overall quality and size of the deposit as well as demonstrate continuity, which is intended to augment the mine design.

Similar to the other infill holes reported this year, ML20-133 (42.7m @1.98 g/t Au including 38.1m @ 2.16 g/t Au & 18.3m @ 1.8 g/t Au in the top of CIZ with poor recovery and early termination) was drilled to infill an area between holes ML18-088 (NR19-02, Jan.22, 2019, 27.4 m @ 2.26 g/t Au, stopped before the CIZ) and ML18-052 (NR18-08, Apr.5, 2018, 53m @ 1.90 g/t Au and 41.2m @ 1.52 g/t Au of oxide in the CIZ where the hole ended).  These new results indicate that the thickness and grade is comparable to earlier drilling in addition to extending the CIZ to the north.

Hole ML20-138 was drilled along the eastern boundary of the central Mother Lode property to evaluate the eastern extension of the Main deposit.  The results indicate the mineral system wains to the east and although the deeper oxide part of the system may present a future target as hole ML20-138 ended before testing the full system due to poor drilling conditions.

Jeffrey Pontius, President and CEO of Corvus, said, “The ongoing infill work at Mother Lode is favorable for an expansion of the deposit when we conduct our next mineral resource update.  The results from the CIZ are also encouraging for turning this new discovery below the Main deposit into an expansion of the oxide gold system at depth.  The new deep core tail drilling program has been successful at drilling across the CIZ target in our latest deep hole (ML19-123CT) which has intersected a broad (+150m), deeply oxidized zone with multiple intrusive dikes and strong alteration.  If this hole returns significant grade it could lead to an oxide expansion of the Mother Lode deposit.”

Table 1
Mother Lode – Mineral Resource Expansion Phase-4 Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cut-off unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML20-132 AZ 090 dip-85	198.12	245.36	47.24	1.43	n/a	Central Main Zone Main Zone
inc	201.17	230.12	28.95	1.88	n/a	1 g/t cut
	336.80	339.85	3.05	0.43	n/a	CIZ Oxide Zone Lost hole, poor recovery

ML20-133 AZ 085 dip-78	134.11	143.26	9.15	0.70	n/a	Central Main Zone Upper OX zone
	243.84	286.51	42.67	1.98	n/a	Main Zone
inc	243.84	281.94	38.10	2.16	n/a	1 g/t cut
	391.67	397.76	6.09	0.32	n/a
	405.38	423.67	18.29	1.82	n/a	CIZ Oxide Zone Lost hole, poor recovery
inc	408.43	413.00	4.57	2.70	n/a	1 g/t cut

ML20-138 AZ 360 dip-90	316.99	329.18	12.19	0.19	n/a	Eastern Boundary Target Main Zone
	335.28	352.04	16.76	0.36	n/a	Main Zone
	374.90	384.05	9.15	0.50	n/a	Lower OX zone

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus’ Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All mineral resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.
Mr. Scott E. Wilson, CPG (10965), Registered Member of SME (4025107) and President of Resource Development Associates Inc., is an independent consulting geologist specializing in Mineral Reserve and Mineral Resource calculation reporting, mining project analysis and due diligence evaluations.  He is acting as the Qualified Person, as defined in NI 43-101, and is the primary author of the Technical Report for the Mineral Resource estimate and has reviewed and approved the Mineral Resource estimate and the Preliminary Economic Assessment summarized in this news release.  Mr. Wilson has over 29 years of experience in surface mining, mineral resource estimation and strategic mine planning. Mr. Wilson is President of Resource Development Associates Inc. and is independent of the Company under NI 43-101.

Mr. Wilson, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

Metallurgical testing on North Bullfrog and Mother Lode samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation.  McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulphide mineralization from the YellowJacket zone and Swale area of Sierra Blanca, and roasting tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”).  Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources.  Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A, quality assurance requirements, January 1, 2002. Pressure oxidation test work on Mother Lode concentrate samples was performed by Resource Development Inc. of Wheatridge, CO.

For additional details, see technical report entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada”, dated November 1, 2018 and amended on November 8, 2018, with an effective date of September 18, 2018 on the Company’s profile at www.sedar.com.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 90.5 km2 in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 1,134 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%.  The total Corvus 100% land ownership now covers over 127 km2, hosting two major new Nevada gold discoveries.

Effective as of September 18, 2018, the combined Mother Lode and North Bullfrog Projects contains a Measured Mineral Resource for the mill of 9.3 Mt at an average grade of 1.59 g/t gold, containing 475 k ounces of gold and Indicated Mineral Resources for the mill of 18.2 Mt at an average grade of 1.68 g/t gold containing 988 k ounces of gold and an Inferred Mineral Resource for the mill of 2.3 Mt at an average grade of 1.61 g/t gold containing 118 k ounces of gold.  In addition, effective as of September 18, 2018, the project contains a Measured Mineral Resource for oxide, run of mine, heap leach of 34.6 Mt at an average grade of 0.27 g/t gold containing 305 k ounces of gold and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 149.4 Mt at an average grade of 0.24 g/t gold containing 1,150 k ounces of gold and an Inferred, oxide, run of mine, heap leach Mineral Resource of 78.7 Mt at an average grade of 0.26 g/t gold containing 549 k ounces of gold.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:
Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the advancement and development of our Mother Lode project and the expansion of our drill program; plans for drilling; expectations of and potential for additional resources or mineralization; expectations regarding the potential for future open-pit and underground mining; expectations for types of mineralization; updates on the development progress at the Mother Lode project; the potential for new deposits and discoveries and expected increases in a system’s potential; expectations regarding the potential expansion of the Bullfrog mining district; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019 filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

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